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                                                                    EXHIBIT 21.1


                            PRO-FAC COOPERATIVE, INC.
                         SUBSIDIARIES OF THE REGISTRANT



                        Kennedy Endeavors, Inc.
                        Seasonal Employers, Inc.
                        CBF Company of Canada Limited
                        Linden Oaks Corporation
                        Birds Eye de Mexico, S.A. de C.V.
                        BEMSA Holding, Inc.
                        Agrilink Foods, Inc.